SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                   FORM 8-K/A

                                 Current Report

                                 --------------

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


        Date of Report (Date of earliest event reported): October 1, 1997

                            ------------------------


                           SOS Staffing Services, Inc.
             (Exact name of registrant as specified in its charter)




        Utah                            0-26094                   87-0295503 .
----------------------------     ---------------------       -------------------
(State or other jurisdiction     (Commission File No.)          (IRS Employer
     of incorporation)                                       Identification No.)




                             1415 South Main Street
                          Salt Lake City, Utah 84115 .
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)




                                (801) 484-4400 .
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                TABLE OF CONTENTS

     This Amendment No. 1 to Current Report is filed by SOS Staffing Services, Inc. (the "Company") to provide the financial statements and pro forma information identified in Item7.a and Item 7.b below.
                                                                            Page
                                                                            ----
Item 7.  Financial Statements, Pro Forma Financial information and Exhibits

         (a)  Financial Statements of business acquired:

              Report of Independent Public Accountants.......................F-1

              Combined Balance Sheets as of December 31, 1996 and
              September 30, 1997.............................................F-2

              Combined Statements of Income and Retained Earnings for the
              year ended December 31, 1996 and for the
              nine months ended September 30, 1997...........................F-4

              Combined Statements of Cash Flows for the year ended
              December 31, 1996 and the nine months
              ended September 30, 1997.......................................F-5

              Notes to Combined Financial Statements.........................F-6

         (b)  Pro Forma Financial Information:

              Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
              December 29, 1996.............................................F-10

              Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 29, 1996 and the thirty-nine weeks ended September 28, 1997......................................F-11

              Notes to Pro Forma Condensed Consolidated Financial Data......F-12

         (c)  Exhibits

              2.1 Asset Purchase Agreement, dates as of October 1, 1997 among SOS Staffing Services, Inc., as buyer; Century Personnel, Inc., doing business as The Century Group and Centech; M.A.Jones Enterprises, Inc., doing business as Century Personnel, collectively, as sellers, and Michael A. Jones, as the shareholder of such sellers. *

              99.1     Press Release dated October 2, 1997. *


-----------------------------------
* Previously filed.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Century Personnel, Inc. and Affiliate:

We have audited the accompanying combined balance sheets of Century Personnel, Inc. (a Kansas corporation) and M.A. Jones Enterprises, Inc. (a Missouri corporation) as of September 30, 1997 and December 31, 1996 and the related combined statements of income and retained earnings, and cash flows for the nine months ended September 30, 1997 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Century Personnel, Inc. and M.A. Jones Enterprises, Inc. as of September 30, 1997 and December 31, 1996, and the results of their operations and cash flows for the nine months ended September 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.




/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  October 24, 1997



                                                                                              Page 1 of 2

                                       CENTURY PERSONNEL, INC. AND AFFILIATE

                                              COMBINED BALANCE SHEETS




                                                      ASSETS

                                                                   September 30,              December 31,
                                                                       1997                       1996
                                                                 --------------             --------------
CURRENT ASSETS:
    Cash and cash equivalents                                      $    834,417               $    415,007
    Accounts receivable, net of allowance of approximately
          $57,400 and $77,600, respectively                           2,548,735                  1,785,139
    Deferred tax asset                                                   17,977                     12,741
    Prepaids and other                                                   52,945                     45,944
                                                                 --------------             --------------

          Total current assets                                        3,454,074                  2,258,831
                                                                 --------------             --------------



PROPERTY AND EQUIPMENT, at cost:
    Computer equipment                                                   84,741                     75,823
    Furniture and fixtures                                              179,679                    153,949
                                                                 --------------             --------------
                                                                        264,420                    229,772
    Less - accumulated depreciation
       and amortization                                                (162,779)                  (137,042)
                                                                 --------------             --------------

          Net property and equipment                                    101,641                     92,730
                                                                 --------------             --------------



OTHER ASSETS                                                             14,880                      2,839
                                                                 --------------             --------------


          Total assets                                              $ 3,570,595                $ 2,354,400
                                                                 ==============             ==============








             The accompanying notes to combined financial statements are an integral part of these combined balance sheets.


                                                                                             Page 2 of 2

                                       CENTURY PERSONNEL, INC. AND AFFILIATE

                                              COMBINED BALANCE SHEETS



                                        LIABILITIES AND SHAREHOLDER EQUITY

                                                                  September 30,              December 31,
                                                                      1997                      1996
                                                                 -------------             --------------
CURRENT LIABILITIES:
     Accounts payable                                             $     366,179             $      70,283
     Accrued payroll costs                                              674,604                   438,265
     Deferred tax liability                                               3,444                        -
                                                                 --------------            --------------

         Total current liabilities                                    1,044,227                   508,548
                                                                 --------------            --------------

     Deferred tax liability                                              16,137                    14,345
                                                                 --------------            --------------

COMMITMENTS

SHAREHOLDER EQUITY:
    Common stock of combined entities                                   100,500                   100,500
    Additional paid in capital                                          493,869                   493,869
    Retained earnings                                                 1,915,862                 1,237,138
                                                                 --------------            --------------

         Total shareholder equity                                     2,510,231                 1,831,507
                                                                 --------------            --------------

         Total liabilities and shareholders' equity                 $ 3,570,595               $ 2,354,400
                                                                 ==============            ==============

















            The accompanying notes to combined financial statements
             are an integral part of these combined balance sheets.


                      CENTURY PERSONNEL, INC. AND AFFILIATE

               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS




                                                        Nine Months Ended         Year Ended
                                                          September 30,          December 31,
                                                              1997                   1996
                                                       ------------------      ----------------

SERVICE REVENUES                                          $  14,973,858           $  13,086,150

DIRECT COSTS OF SERVICES                                     10,540,555               9,240,334
                                                          -------------          --------------

         Gross margin                                         4,433,303               3,845,816

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  2,415,467               2,584,213
                                                          -------------          --------------

         Income from operations                               2,017,836               1,261,603

INTEREST INCOME                                                  10,400                  12,087
                                                          -------------          --------------

INCOME BEFORE PROVISION FOR INCOME TAXES                      2,028,236               1,273,690

PROVISION FOR INCOME TAXES                                           -                  (11,700)
                                                          --------------         --------------

NET INCOME                                                    2,028,236               1,261,990

RETAINED EARNINGS, beginning of period                        1,237,138                 803,483

DISTRIBUTIONS TO SHAREHOLDER                                 (1,349,512)               (828,335)
                                                          -------------          --------------

RETAINED EARNINGS, end of period                           $  1,915,862            $  1,237,138
                                                          =============          ==============








             The accompanying notes to combined financial statements
               are an integral part of these combined statements.


                             CENTURY PERSONNEL, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                           INCREASE (DECREASE) IN CASH


                                                           Nine Months Ended         Year Ended
                                                             September 30,          December 31,
                                                                 1997                   1996
                                                           -----------------      -----------------
CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net income                                                $  2,028,236           $  1,261,990
    Adjustments to reconcile net income
       to net cash provided by
       operating activities:
    Depreciation and amortization                                   25,737                 45,486
    Changes in operating assets
       and liabilities:
       Accounts receivable, net                                   (763,596)              (647,179)
       Prepaid expenses and other                                   (7,001)               (43,611)
       Other assets                                                (12,041)                 3,667
       Deferred taxes                                                   -                   1,604
       Accounts payable                                            295,896                 34,225
       Accrued liabilities                                         236,339                267,010
                                                             -------------         --------------

         Net cash provided by operating activities               1,803,570                923,192
                                                             -------------         --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                             (34,648)               (50,733)
                                                             -------------         --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to shareholder                                (1,349,512)              (828,335)
                                                             -------------         --------------


NET INCREASE IN CASH AND CASH EQUIVALENTS                          419,410                 44,124

CASH AND CASH EQUIVALENTS AT BEGINNING
    OF PERIOD                                                      415,007                370,883
                                                             -------------         --------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $     834,417         $      415,007
                                                             =============         ==============








             The accompanying notes to combined financial statements
               are an integral part of these combined statements.

                     CENTURY PERSONNEL, INC. AND AFFILIATES

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization of Business
     Century Personnel, Inc. ("Century") and M.A. Jones Enterprises, Inc. ("Jones") (collectively the "Company") were incorporated under the laws of the State of Kansas and the State of Missouri, respectively. Century and Jones provide temporary staffing and permanent placement services through 13 offices in Kansas and Missouri. The Company's business consists principally of providing commercial staffing services.

     During October 1997, the Company signed an agreement to sell certain assets and substantially all of its operations to SOS Staffing Services, Inc. The accompanying financial statements presented are pre-acquisition financial statements of the Company and do not reflect any purchase accounting adjustments.

Principles of Combination
     The combined financial statements include the financial position and operating results of Century and its affiliate, Jones. Combined financial statements are more meaningful than separate statements as the companies operate under common ownership and management. All significant intercompany accounts and transactions have been eliminated in combination.

Revenue Recognition
     Temporary service revenues are recognized when the Company's temporary employees render the services. Permanent placement revenues are recognized when employment candidates accept offers of permanent employment.

Concentrations of Credit Risk
     The Company's financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. In the normal course of business, the Company provides credit terms to its customers. The Company believes its portfolio of accounts receivable is well diversified and as a result its concentrations of credit risk are minimal. The Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses, but typically does not require collateral.

Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
     The Company considers highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. As of September 30, 1997, approximately $750,000 of overnight repurchase investments were included in cash and cash equivalents.

Property and Equipment
     Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the terms of the respective leases or the estimated economic lives of the assets, whichever is shorter. The depreciation and amortization periods range from three to seven years.

     Upon retirement or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts. The resulting gain or loss is reflected in income. Major renewals and betterments are capitalized while minor expenditures for maintenance and repairs are charged to expense as incurred.

                     CENTURY PERSONNEL, INC. AND AFFILIATES

Income Taxes
     Century has elected, for federal and state income tax purposes, to include its taxable income with that of its shareholders (an S Corporation election). Accordingly, this company does not make a provision for income taxes. This company distributes amounts as needed for the payment of the shareholders' federal and state income taxes. Distributions are recorded in the accompanying financial statements when paid.

     Jones is a taxable entity for state and federal income tax purposes. Accordingly, Jones has recorded a provision for income taxes in the accompanying financial statements. Also, Jones recognizes a liability or asset for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements.

     The provision for income taxes for the year ended December 31, 1996 is comprised of approximately $8,000 of federal income tax and $3,700 of state income tax.

     The following is a reconciliation between the statutory federal income tax rate and the effective income tax rate which is derived by dividing the provision for income taxes by income before provision for income taxes for the year ended December 31, 1996.

                 Statutory federal income tax rate                        34.0%
                 State income taxes, net of federal benefit                4.2
                 Tax benefit of graduated rates                          (19.0)
                 Effect of income taxed to S corporation
                   shareholder                                           (18.4)
                 Other                                                     0.1
                                                                         -----
                                                                           0.9%
                                                                         =====

                     CENTURY PERSONNEL, INC. AND AFFILIATES

     The components of the deferred tax assets and liabilities at September 30, 1997 and December 31, 1996 are as follows:

                                                      1997              1996
                                                      ----              ----

               Deferred tax assets:
                   Net operating loss              $  207,286        $       -
                   Compensation                            -             41,466
                   Other accruals                          -             22,537
                                                   ----------        ----------
                                                      207,286            64,003
               Valuation allowance                   (189,309)          (38,278)
                                                   ----------        ----------
                                                       17,977            25,725
                                                   ----------        ----------

               Deferred tax liabilities:
                   Depreciation                       (16,137)          (14,345)
                   Other                               (3,444)          (12,984)
                                                   ----------        ----------
                                                      (19,581)          (27,329)
                                                   ----------        ----------

               Net deferred tax liability          $   (1,604)       $   (1,604)
                                                   ==========        ==========


     The Company has established a valuation allowance for that portion of the deferred tax assets that, in management's judgement, more likely than not will not be realized in the future.

Common Stock
     The common stock of the combined entities consists of the stock of Century and Jones. Century's stock has a $10 par value and has 100,000 authorized shares, of which 10,000 shares are issued and outstanding. Jones' common stock has a $1 par value and has 30,000 authorized shares, of which 500 shares are issued and outstanding.


NOTE 2.  COMMITMENTS

     The Company leases its office facilities and various automobiles under noncancellable operating leases. The lease terms are not longer than seven years and expire at various dates through 2002. Operating lease payments totaled
$156,092 and $162,701 for the nine months ended September 30, 1997 and year ended December 31, 1996, respectively. Future minimum lease payments for the next five years are as follows:


                                  Year ending
                                 September 30,                       Amount
                                 -------------                       ------
                                     1998                           $208,704
                                     1999                            153,912
                                     2000                             74,897
                                     2001                             46,332
                                     2002                             36,164
                                  Thereafter                           6,000
                                     Total                          $526,009

                     CENTURY PERSONNEL, INC. AND AFFILIATES

NOTE 3.  RELATED PARTY TRANSACTIONS

     During 1996, the Company entered into a lease agreement to lease one of its offices spaces from its majority shareholder. The term of the lease is seven years and expires in December 2002. Lease expenses totaled $18,000 and $24,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. The Company believes that the terms of the lease are at least as favorable as the terms that could have been obtained from an unaffiliated third party in a similar transaction.



NOTE 4.  EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) plan for employees who have completed one year of service and are at least 21 years of age. The Company matches 25 percent of the employee's contribution up to four percent of the employee's compensation. For the nine months ended September 30, 1997 and the year ended December 31, 1996, matching contributions totalled $7,958 and $4,324, respectively.



            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            As of September 28, 1997
                                 (in thousands)

                                                        Historical
                                             ---------------------------------        Pro Forma
                                                  SOS              Century           Adjustments              Pro Forma
                                             ---------------    --------------     ----------------        ----------------
Current Assets:
     Cash and cash equivalents                $     1,300       $        834       $          (834) (b)      $     1,300
     Accounts receivable, net                      27,638              2,549                (2,549) (b)           27,638
     Current portion of workers'
        compensation deposit                          710                  -                                         710
     Prepaid expenses and other                       630                 53                   (53) (b)              630
     Deferred tax asset                               915                 18                   (18) (b)              915
     Amounts due from related parties                 455                  -                                         455
                                             ---------------    --------------     ----------------        ----------------
          Total current assets                     31,648              3,454                (3,454)               31,648
                                             ---------------    --------------     ----------------        ----------------
Property and equipment, net                         3,267                102                                       3,369
                                             ---------------    --------------                             ----------------
Other assets, net                                  34,718                 15                14,827  (a)           49,545
                                             ---------------    --------------                             ----------------
                                                                                               (15) (b)
          Total assets                         $   69,633        $     3,571         $      11,358          $     84,562
                                             ===============    ==============     ================        ================

Current liabilities:
     Accrued acquisition earnouts             $     3,306                  -                                $      3,306
     Accounts payable                                 241                366       $                (b)              241
                                                                                              (366)
     Accrued payroll costs                          3,947                675                  (675) (b)            3,947
     Current portion of worker's
        compensation reserve                        1,992                  -                                       1,992
     Accrued liabilities                              839                  -                                         839
     Deferred tax liability                             -                  3                    (3) (b)                -
     Income taxes payable                             629                  -                                         629
                                             ---------------    --------------     ----------------        ----------------
          Total current liabilities                10,954              1,044                (1,044)               10,954
                                             ---------------    --------------     ----------------        ----------------
Long-term liabilities                              13,627                 16                14,929  (a)           28,556
                                             ---------------    --------------                             ----------------
                                                                                               (16) (b)
Shareholders' equity                               45,052              2,511                (2,511) (b)           45,052
                                             ---------------    --------------     ----------------        ----------------
          Total liabilities and equity         $   69,633        $     3,571        $       11,358          $     84,562
                                             ===============    ==============     ================        ================


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      For the Year Ended December 29, 1996
                      (in thousands, except per share data)

                                                         Historical
                                              ---------------------------------        Pro Forma
                                                   SOS              Century           Adjustments             Pro Forma
                                              ---------------    --------------     ----------------        ---------------

Service revenues                               $   136,164        $    13,086                                 $   149,250
Direct costs of services                           108,589              9,240                                     117,829
                                              ---------------    --------------                             ---------------
Gross profit                                        27,575              3,846                                      31,421
Operating expenses                                  20,868              2,584       $           492  (c)           23,964
                                              ---------------    --------------     ----------------        ---------------
                                                                                                 20  (d)

Operating income                                     6,707              1,262                  (512)                7,457
Other income (expense), net                           (196)                12                (1,153) (e)           (1,337)
                                              ---------------    --------------     ----------------        ---------------
Income before provision for
    Income taxes                                     6,511              1,274                (1,665)                6,120
Provision for income taxes                          (2,482)               (12)                  149  (f)           (2,345)
                                              ---------------    --------------     ----------------        ---------------
Net income                                     $     4,029       $      1,262       $        (1,516)        $       3,775
                                              ===============    ==============     ================        ===============
Net income per common
    Share                                     $       0.59                                                  $        0.55
                                              ===============                                               ===============
Weighted average common
    Shares outstanding                               6,838                                                          6,838
                                              ===============                                               ===============


               For the Thirty-nine Weeks Ended September 28, 1997
                      (in thousands, except per share data)

                                                         Historical
                                              ---------------------------------        Pro Forma
                                                   SOS              Century           Adjustments             Pro Forma
                                              ---------------    --------------     ----------------        ---------------

Service revenues                               $   141,753        $    14,974                                $    156,727
Direct costs of services                           110,483             10,541                                     121,024
                                              ---------------    --------------                             ---------------
Gross profit                                        31,270              4,433                                      35,703
Operating expenses                                  22,913              2,415       $           369  (c)           25,712
                                                                                                 15  (d)
Operating income                                     8,357              2,018                  (384)                9,991
Other income (expense), net                            179                 10                  (864) (e)             (675)
                                              ---------------    --------------     ----------------        ---------------
Income before provision for
    Income taxes                                     8,536              2,028                (1,248)                9,316
Provision for income taxes                          (3,464)                 -                  (296) (f)           (3,760)
                                              ---------------    --------------     ----------------        ---------------
Net income                                    $      5,072        $     2,028       $        (1,544)        $       5,556
                                              ===============    ==============     ================        ===============
Net income per common
    Share                                     $       0.56                                                  $        0.61
                                              ===============                                               ===============
Weighted average common
    Shares outstanding                               9,125                                                          9,125
                                              ===============                                               ===============


                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

(1)   Basis of Presentation

     The accompanying pro forma condensed consolidated statements of income are presented to give effect to the acquisition of certain assets and substantially all of the business operations of Century Personnel, Inc., doing business as The Century Group and Centech; M.A.Jones Enterprises, Inc., doing business as Century Personnel (collectively, "Century") which occurred in October 1997. The condensed consolidated balance sheet as of September 28, 1997 assumes that the acquisition occurred on September 28, 1997. These condensed consolidated statements of income assume that the acquisition occurred at the beginning of the periods presented. Such information does no purport to be indicative of the results which would have actually been obtained if the acquisition had been effected at the beginning of the periods presented nor is it indicative of actual or future operating results.

     The purchase method of accounting has been used in preparing the pro forma condensed consolidated financial statements. The purchase price was approximately $14.9 million in cash plus contingent future earnout payments not to exceed $10.1 million. The initial purchase price was allocated based on the fair value of the net assets acquired and resulted in allocating approximately $0.1 million to equipment, $14.7 million to goodwill and $0.1 million to other intangibles. The Company records contingent earnout payments as additional goodwill when earned or paid.

(2) Pro Forma Adjustments

     (a) To reflect the acquisition and the related long-term borrowings assumed to be outstanding under the Company's credit agreement.

     (b) To eliminate assets not acquired and liabilities not assumed by SOS.

     (c) To reflect amortization of goodwill which is being amortized on a straight-line basis over 30 years.

     (d) To reflect amortization of other intangible assets (employee and customer lists, non-compete agreements and customer contracts) which are being amortized on a straight-line basis over 3 and 6 years.

     (e) To reflect the interest expense on the borrowings used to fund the acquisition using an interest rate of 7.72%

     (f) To reflect the income tax provision for Century and the related income tax effect of the pro forma adjustments.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned thereto duly authorized.




                                         SOS STAFING SERVICES, INC.


                                         \S\ Gary B. Crook
                                         ---------------------------------------
                                         Gary B. Crook
                                         Vice President, Chief Financial Officer
                                         and Treasurer


Date: November 24, 1997